EXHIBIT 99.10


                                    CONSENT


     The undersigned, who has agreed to serve as a member of the Board of Directors of AOL Time Warner Inc. (the "Company"), hereby grants the Company consent to use her name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933).

Dated:  November 16, 2000


                                        /s/ Carla A. Hills
                                        -------------------------
                                        Carla A. Hills